Exhibit 10.1
JUNO THERAPEUTICS, INC.
2014 EQUITY INCENTIVE PLAN
RESTRICTED STOCK AGREEMENT
NOTICE OF GRANT OF RESTRICTED STOCK
Unless otherwise defined herein, the terms defined in the 2014 Equity Incentive Plan (the “Plan”) shall have the same defined meanings in this Restricted Stock Agreement, including the Notice of Grant of Restricted Stock (the “Notice of Grant”), the Terms and Conditions of Restricted Stock Grant, and any appendices and exhibits attached thereto (all together, the “Award Agreement”).
Name (“Participant”):        <first_name> <last_name>

Address:                <address_1>
<address_2>
<city>, <state> <zip>
The undersigned Participant has been granted the right to receive an Award of Restricted Stock, subject to the terms and conditions of the Plan and this Award Agreement, as follows:
Date of Grant:    <award_date>
Vesting Commencement Date:    <vest_start_date>
Number of Shares of
Restricted Stock:    <shares_awarded>
Vesting Schedule:
Subject to any acceleration provisions contained in the Plan or set forth below, the Shares of Restricted Stock will vest in accordance with the following schedule:
1. 60% of the Shares of Restricted Stock subject to this Award may vest in connection with the 017 Milestone (the “017 Shares”). The following portion of the 017 Shares will become eligible to vest (“Eligible 017 Shares”) depending on the date that the 017 Milestone is achieved (such date, the “017 Achievement Date”):
a.    100% of the 017 Shares will become Eligible 017 Shares if the 017 Milestone is achieved on or prior to [AAAA] (the “[AAAA] Milestone Deadline”). If the 017 Milestone is not achieved on or prior to the [AAAA] Milestone Deadline, 25% of the 017 Shares will be forfeited on the [AAAA] Milestone Deadline.
b.    75% of the 017 Shares will become Eligible 017 Shares if the 017 Milestone is achieved after the [AAAA] Milestone Deadline but on or prior to

[BBBB] (the “[BBBB] Milestone Deadline”). If the 017 Milestone is not achieved on or prior to the [BBBB] Milestone Deadline, all of the remaining 017 Shares will be forfeited on the [BBBB] Milestone Deadline.
On the 017 Achievement Date, 50% of the Eligible 017 Shares will vest on such date, and 50% of the Eligible 017 Shares will vest on the twelve (12) month anniversary of the 017 Achievement Date, subject to Participant continuing to be a Service Provider through each vesting date.
2. 40% of the Shares of Restricted Stock subject to this Award may vest in connection with the H125 Milestone (the “H125 Shares”). The following portion of the H125 Shares will become eligible to vest (“Eligible H125 Shares,” and together with the Eligible 017 Shares, “Eligible Shares”) depending on the date that the H125 Milestone is achieved (such date, the “H125 Achievement Date”):
a.    100% of the H125 Shares will become Eligible H125 Shares if the H125 Milestone is achieved on or prior to [CCCC] (the “[CCCC] Milestone Deadline”). If the H125 Milestone is not achieved on or prior to the [CCCC] Milestone Deadline, 25% of the H125 Shares will be forfeited on the [CCCC] Milestone Deadline.
b.    75% of the H125 Shares will become Eligible H125 Shares if the H125 Milestone is achieved after the [CCCC] Milestone Deadline but on or prior to [DDDD] (the “[DDDD] Milestone Deadline”). If the H125 Milestone is not achieved on or prior to the [DDDD] Milestone Deadline, 25% of the H125 Shares will be forfeited on the [DDDD] Milestone Deadline.
c.    50% of the H125 Shares will become Eligible H125 Shares if the H125 Milestone is achieved after the [DDDD] Milestone Deadline but on or prior to [EEEE] (the “[EEEE] Milestone Deadline,” and together with the 2019 Milestone Deadline, the 2020 Milestone Deadline the [CCCC] Milestone Deadline, and the [DDDD] Milestone Deadline, a “Milestone Deadline”). If the H125 Milestone is not achieved on or prior to the [EEEE] Milestone Deadline, all of the remaining H125 Shares will be forfeited on the [EEEE] Milestone Deadline.
On the H125 Achievement Date, 100% of the Eligible H125 Shares will vest on such date, subject to Participant continuing to be a Service Provider through such date.
Any of the Shares of Restricted Stock granted under this Award Agreement which have not yet vested as of a given time are referred to herein as “Unvested Shares of Restricted Stock.” The Shares which have vested shall be delivered to Participant in accordance with the terms of the escrow agreement (see Section 2 of the Terms and Conditions of Restricted Stock Grant).

In the event Participant ceases to be a Service Provider for any or no reason before Participant vests in the Shares, the then Unvested Shares of Restricted Stock will thereupon be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company upon the date of such cessation and Participant will have no further rights thereunder. If a Milestone Deadline occurs prior to the achievement of the applicable Milestone, the Unvested Shares of Restricted Stock that fail to become Eligible Shares as a result of the occurrence of such Milestone Deadline, as specified in the vesting schedule set forth above, will thereupon be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company upon the date of such Milestone Deadline and Participant will have no further rights thereunder
Notwithstanding the foregoing and anything contrary in the Plan, in the event of a Change in Control, and provided that the Participant remains a Service Provider through the date of the Change in Control, all outstanding Shares of Restricted Stock for which the applicable Milestone has not been achieved but for which the applicable Milestone Deadline has not passed will be treated as Eligible Shares and, if the acquiring or successor corporation assumes or substitutes for the Shares of Restricted Stock subject to this Award in connection with the Change in Control in accordance with Section 13(c) of the Plan, will vest as follows, subject to Participant continuing to be a Service Provider through each vesting date: (i) 100% of the Eligible 017 Shares will vest on the twelve (12) month anniversary of the Change in Control, and (ii) 50% of the Eligible H125 Shares will vest on the twelve (12) month anniversary of the Change in Control and 50% of the Eligible H125 Shares will vest on the twenty-four (24) month anniversary of the Change in Control. For the avoidance of doubt, 017 Shares that became Eligible 017 Shares due to the achievement of the 017 Milestone prior to the Change in Control will continue vesting pursuant to their original vesting schedule. Additionally, if, within twelve (12) months following a Change in Control, the Participant’s status as a Service Provider is terminated (x) by the Company, successor corporation or the entity to whom Participant is providing services following the transaction (the “Employer”) without “Cause” (as defined below) or (y) by Participant for “Good Reason” (as defined below), then 100% of the then-outstanding unvested Eligible Shares will immediately vest. For purposes of this Award Agreement, the terms of this paragraph will control rather than the terms of Sections 3 and 5.1.4 of the Company’s Change in Control and Severance Plan effective Nocember 4, 2015.
Any portion of the Eligible Shares that is not assumed or substituted for by the acquiring or successor corporation will be treated in accordance with Section 13(c) of the Plan.
For purposes of this Award Agreement, “017 Milestone” means the U.S. Food and Drug Administration’s (“FDA’s”) issuance of the first approval letter evidencing licensure of JCAR017 for any indication pursuant to Section 351(a) of the Public Health Service Act (42 U.S.C. 262(a)) following the FDA’s review of a Biologics License Application for JCAR017 for such proposed indication (the “017 Approval”).  For purposes of this Award Agreement, the 017 Approval may, but need not be, granted pursuant to the accelerated approval provisions of 21 U.S.C. 356(c) and 21 C.F.R. Part 601, Subpart E.
For purposes of this Award Agreement, “H125 Milestone” means the FDA’s issuance of the first approval letter evidencing licensure of JCARH125 for any indication pursuant to Section 351(a) of the

Public Health Service Act (42 U.S.C. 262(a)) following the FDA’s review of a Biologics License Application for JCARH125 for such proposed indication (the “125 Approval”).  For purposes of this Award Agreement, the 125 Approval may, but need not be, granted pursuant to the accelerated approval provisions of 21 U.S.C. 356(c) and 21 C.F.R. Part 601, Subpart E.
For purposes of this Award Agreement, “Milestone” means either the 017 Milestone or the H125 Milestone.
For purposes of this Award Agreement, “Cause” means the occurrence of any of the following: (a) an act of dishonesty made by the Participant in connection with the Participant’s responsibilities as Service Provider, (b) the Participant’s conviction of, or plea of nolo contendere to, a felony or any crime involving fraud, embezzlement or any other act of moral turpitude, or a material violation of federal or state law by Participant that the Board reasonably determines has had or will have a material detrimental effect on the Company’s reputation or business; (c) the Participant’s gross misconduct (as defined under the Revised Code of Washington 50.04.294(4)); (d) the Participant’s willful and material unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of the Participant’s relationship with the Company; (v) the Participant’s willful breach of any material obligations under any written agreement or covenant with the Company; or (vi) the Participant’s continued substantial failure to perform the Participant’s employment duties (other than as a result of the Participant’s physical or mental incapacity) after the Participant has received a written demand of performance from the Board that specifically sets forth the factual basis for the Board’s determination that the Participant has not substantially performed the Participant’s duties and has failed to cure such non-performance to the Board’s reasonable satisfaction within thirty (30) business days after receiving such notice. For purposes of this paragraph, no act or failure to act shall be considered willful unless it is done in bad faith and without reasonable intent that the act or failure to act was in the best interest of the Company or required by law. Any act, or failure to act, based upon authority or instructions given to the Participant pursuant to a resolution duly adopted by the Board or based on the advice of counsel for the Company will be conclusively presumed to be done or omitted to be done by the Participant in good faith and in the best interest of the Company.
For purposes of this Award Agreement, “Good Reason” means the Participant’s resignation within three (3) months following the end of the Cure Period (as defined below), without the Participant’s express written consent, of one or more of the following: (a) a material reduction by the Company in the Participant’s base salary; (b) a change in the location of the Participant’s employment of more than fifty (50) miles; or (c) the Company’s material breach of the terms of any material written agreement or covenant with the Participant related to the Participant’s provision of services to the Company. In order for an event to qualify as Good Reason, the Participant must not terminate employment with the Company without first providing the Company with written notice of the acts or omissions constituting the grounds for “Good Reason” within three (3) months of the initial existence of the grounds for “Good Reason” and a reasonable cure period of thirty (30) days following the date of written notice (the “Cure Period”), and such grounds must not have been cured during such time.
Participant acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Award Agreement subject to all of the terms and provisions thereof. Participant has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understands all provisions of this Award Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Award Agreement. Participant further agrees to notify the Company upon any change in the residence address indicated below.

PARTICIPANT        JUNO THERAPEUTICS, INC.

Signature        By
«Name»        _____________
Print Name        Print Name
____________                Title
Address:

«Address»

JUNO THERAPEUTICS, INC.
2014 EQUITY INCENTIVE PLAN
RESTRICTED STOCK AGREEMENT
TERMS AND CONDITIONS OF RESTRICTED STOCK GRANT
1.Grant of Shares of Restricted Stock. The Company hereby grants to the individual (the “Participant”) named in the Notice of Grant of Restricted Stock of this Award Agreement (the “Notice of Grant”) under the Plan an Award of Shares of Restricted Stock, subject to all of the terms and conditions in this Award Agreement and the Plan, which is incorporated herein by reference. Subject to Section 19(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and this Award Agreement, the terms and conditions of the Plan shall prevail.
2.Escrow of Shares.
(a)    All Shares of Restricted Stock will, upon execution of this Award Agreement, be delivered and deposited with an escrow holder designated by the Company (the “Escrow Holder”), together with the Assignment Separate from Certificate (the “Stock Assignment”) duly endorsed in blank, attached hereto as Exhibit A-1. The Shares of Restricted Stock and the Stock Assignment will be held by the Escrow Holder, pursuant to the Joint Escrow Instructions of the Company and Participant attached as Exhibit A-2 hereto.
(b)    The Escrow Holder shall not be liable for any act it may do or omit to do with respect to holding the Shares of Restricted Stock in escrow and while acting in good faith and in the exercise of its judgment.
(c)     Upon Participant’s termination as a Service Provider for any reason, the Escrow Holder, upon receipt of written notice of such termination, will take all steps necessary to accomplish the transfer of the Unvested Shares of Restricted Stock to the Company. Upon the occurrence of a Milestone Deadline prior to the achievement of the applicable Milestone, the Escrow Holder, upon receipt of written notice of such failure to achieve the applicable Milestone, will take all steps necessary to accomplish the transfer of the Unvested Shares of Restricted Stock that fail to become Eligible Shares as a result of the occurrence of such Milestone Deadline, as specified in the vesting schedule set forth in the Notice of Grant. Participant hereby appoints the Escrow Holder with full power of substitution, as Participant’s true and lawful attorney‑in‑fact with irrevocable power and authority in the name and on behalf of Participant to take any action and execute all documents and instruments, including, without limitation, stock powers which may be necessary to transfer the certificate or certificates evidencing such Unvested Shares of Restricted Stock to the Company upon such termination or Milestone Deadline.
(d)    The Escrow Holder will take all steps necessary to accomplish the transfer of Shares of Restricted Stock to Participant after they vest following Participant’s request that the Escrow Holder do so.
(e)    Subject to the terms hereof, Participant shall have all the rights of a shareholder with respect to such Shares while they are held in escrow, including without limitation, the right to vote the Shares and receive any cash dividends declared thereon.

(f)    In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, share combination, or other change in the corporate structure of the Company affecting the Common Stock, the Shares shall be increased, reduced or otherwise changed, and by virtue of any such change Participant shall in his or her capacity as owner of the Unvested Shares of Restricted Stock that have been awarded to him or her be entitled to new or additional or different shares of stock, cash or securities (other than rights or warrants to purchase securities); such new or additional or different shares, cash or securities shall thereupon be considered to be “Unvested Shares of Restricted Stock” and shall be subject to all of the conditions and restrictions which were applicable to the Unvested Shares of Restricted Stock pursuant to this Award Agreement. If Participant receives rights or warrants with respect to any Unvested Shares of Restricted Stock, such rights or warrants may be held or exercised by Participant, provided that until such exercise any such rights or warrants and after such exercise any shares or other securities acquired by the exercise of such rights or warrants shall be considered to be Unvested Shares of Restricted Stock and shall be subject to all of the conditions and restrictions which were applicable to the Unvested Shares of Restricted Stock pursuant to this Award Agreement. The Administrator in its absolute discretion at any time may accelerate the vesting of all or any portion of such new or additional shares of stock, cash or securities, rights or warrants to purchase securities or shares or other securities acquired by the exercise of such rights or warrants.
3.Vesting Schedule. The Shares of Restricted Stock awarded by this Award Agreement will vest in accordance with the vesting schedule set forth in the Notice of Grant, subject to Participant continuing to be a Service Provider through each applicable vesting date.
4.Forfeiture Upon Termination as a Service Provider or Milestone Deadline.
(a)    Notwithstanding any contrary provision of this Award Agreement, if Participant ceases to be a Service Provider for any or no reason, the then-Unvested Shares of Restricted Stock (after giving effect to any acceleration of vesting provided for in the Notice of Grant or this Award Agreement) awarded by this Award Agreement will thereupon be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company and Participant will have no further rights thereunder.
(b)    Notwithstanding any contrary provision of this Award Agreement, if a Milestone Deadline occurs prior to the achievement of the applicable Milestone, the Unvested Shares of Restricted Stock that fail to become Eligible Shares as a result of the occurrence of such Milestone Deadline, as specified in the vesting schedule set forth in the Notice of Grant, will thereupon be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company and Participant will have no further rights thereunder.
5.Tax Consequences. Participant has reviewed with its own tax advisors the U.S. federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Award Agreement. With respect to such matters, Participant relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. Participant understands that Participant (and not the Company) shall be responsible for Participant’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Award Agreement. Participant understands that Section 83 of the Code taxes as ordinary income the difference between the purchase price, if any, for the Shares and the Fair Market Value of the Shares as of each vesting date. Participant understands that Participant may elect to be taxed at the time the Shares are granted rather than when such Shares vest by filing an election under Section 83(b) of the Code (the “83(b) Election”) with the IRS within thirty (30) days from the date of grant of the Award of Restricted Stock. The form for making this election is attached as Exhibit A-3 hereto.
PARTICIPANT ACKNOWLEDGES THAT IT IS PARTICIPANT’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE 83(b) ELECTION, EVEN IF PARTICIPANT REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON PARTICIPANT’S BEHALF.
6.Tax Obligations
(a)    Responsibility for Taxes. Participant acknowledges that, regardless of any action taken by the Company or, if different, Participant’s employer (the “Employer”), the ultimate liability for any tax and/or social insurance liability obligations and requirements in connection with the Restricted Stock, including, without limitation, (a) all federal, state, and local taxes (including the Participant’s Federal Insurance Contributions Act (FICA) obligation) that are required to be withheld by the Company or the Employer or other payment of tax-related items related to Participant’s participation in the Plan and legally applicable to Participant, (b) the Participant’s and, to the extent required by the Company (or Employer), the Company’s (or Employer’s) fringe benefit tax liability, if any, associated with the grant or vesting of the Shares of Restricted Stock or sale of Shares, and (c) any other Company (or Employer) taxes the responsibility for which the Participant has, or has agreed to bear, with respect to the Shares of Restricted Stock (collectively, the “Tax Obligations”), is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax Obligations in connection with any aspect of the Shares of Restricted Stock, including, but not limited to, the grant or vesting of the Shares of Restricted Stock, the subsequent sale of Shares and the receipt of any dividends or other distributions, and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Shares of Restricted Stock to reduce or eliminate Participant’s liability for Tax Obligations or achieve any particular tax result. Further, if Participant is subject to Tax Obligations in more than one jurisdiction between the Date of Grant and the date of any relevant taxable or tax withholding event, as applicable, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax Obligations in more than one jurisdiction. If Participant fails to make satisfactory arrangements for the payment of any required Tax Obligations hereunder at the time of the applicable taxable event, Participant acknowledges and agrees that the Company may require the Shares to be forfeited.
(b)    Tax Withholding. Pursuant to such procedures as the Administrator may specify from time to time, the Company and/or Employer shall withhold the amount required to be withheld for the payment of Tax Obligations or other greater amount up to the maximum statutory rate under Applicable Laws, as applicable to the Participant, if such other greater amount would not result in adverse financial accounting treatment, as determined by the Company, with respect to the filing of an 83(b) Election, or, if an 83(b) Election is not filed or not timely filed, upon each vesting date, or as otherwise required by Applicable Laws. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit Participant to satisfy such Tax Obligations, in whole or in part (without limitation), if permissible by applicable local law, by (a) paying cash, (b) electing to have the Company withhold otherwise deliverable Shares having a Fair Market Value equal to the amount of such Tax Obligations, (c) withholding the amount of such Tax Obligations from Participant’s wages or other cash compensation paid to Participant by the company and/or the Employer, (d) delivering to the Company already vested and owned Shares having a Fair Market Value equal to such Tax Obligations, or (e) selling a sufficient number of such Shares otherwise deliverable to Participant through such means as the Company may determine in its sole discretion (whether through a broker or otherwise) equal to the amount of the Tax Obligations. To the extent determined appropriate by the Company in its discretion, it will have the right (but not the obligation) to satisfy any Tax Obligations by reducing the number of Shares otherwise deliverable to Participant and, until determined otherwise by the Company, this will be the method by which such Tax Obligations are satisfied if a 83(b) Election is not filed or not timely filed, and Participant authorizes the Escrow Holder to take all actions necessary to accomplish the transfer to the Company of the Shares withheld to satisfy the Tax Obligations. Further, if Participant is subject to tax in more than one jurisdiction between the Date of Grant and a date of any relevant taxable or tax withholding event, as applicable, Participant acknowledges and agrees that the Company and/or the Employer (and/or former employer, as applicable) may be required to withhold or account for tax in more than one jurisdiction. If Participant fails to make satisfactory arrangements for the payment of such Tax Obligations hereunder at the time any applicable Shares of Restricted Stock otherwise are scheduled to vest pursuant to Section 3, such Shares of Restricted Stock will thereupon be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company and Participant will have no further rights thereunder.
7.No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE SHARES OF RESTRICTED STOCK PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (OR THE EMPLOYER) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OF RESTRICTED STOCK OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE EMPLOYER) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.
8.Grant is Not Transferable. This grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

9.Restrictive Legends and Stop-Transfer Orders.
(a)    Legends. Participant understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Company or by state or federal securities laws:
THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND FORFEITURE RIGHTS IN FAVOR OF THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN THE RESTRICTED STOCK AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS AND FORFEITURE RIGHTS IN FAVOR OF THE ISSUER OR ITS ASSIGNEE(S) ARE BINDING ON TRANSFEREES OF THESE SHARES.
(b)    Stop-Transfer Notices. Participant agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.
(c)    Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Award Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

10.Nature of Grant. In accepting the grant, Participant acknowledges, understands and agrees that:
(a)    the grant of the Shares of Restricted Stock is voluntary and occasional and does not create any contractual or other right to receive future grants of Shares of Restricted Stock, or benefits in lieu of Shares of Restricted Stock, even if Shares of Restricted Stock have been granted in the past;
(b)    all decisions with respect to future Shares of Restricted Stock or other grants, if any, will be at the sole discretion of the Company;
(c)    Participant is voluntarily participating in the Plan;
(d)    the Shares of Restricted Stock are not intended to replace any pension rights or compensation;
(e)    the Shares of Restricted Stock, and the income and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

(f)    the future value of the underlying Shares is unknown, indeterminable and cannot be predicted;
(g)    for purposes of the Shares of Restricted Stock, Participant’s status as a Service Provider will be considered terminated as of the date Participant is no longer actively providing services to the Company or any Parent or Subsidiary (regardless of the reason for such termination and whether or not later to be found invalid or in breach of employment laws in the jurisdiction where Participant is a Service Provider or the terms of Participant’s employment or service agreement, if any), and unless otherwise expressly provided in this Award Agreement (including by reference in the Notice of Grant to other arrangements or contracts) or determined by the Administrator, Participant’s right to vest in the Shares of Restricted Stock under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Participant is a Service Provider or the terms of Participant’s employment or service agreement, if any, unless Participant is providing bona fide services during such time); the Administrator shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of the Restricted Stock grant (including whether Participant may still be considered to be providing services while on a leave of absence);
(h)    unless otherwise provided in the Plan or by the Company in its discretion, the Shares of Restricted Stock and the benefits evidenced by this Award Agreement do not create any entitlement to have the Shares of Restricted Stock or any such benefits transferred to, or assumed by, another company nor be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; and
(i)    the following provisions apply only if Participant is providing services outside the United States:

(i)	the Shares of Restricted Stock are not part of normal or expected compensation or salary for any purpose;

(ii)
Participant acknowledges and agrees that none of the Company, the Employer or any Parent or Subsidiary shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the Shares of Restricted Stock or of any amounts due to Participant pursuant to the subsequent sale of any Shares; and

(iii)
no claim or entitlement to compensation or damages shall arise from forfeiture of the Shares of Restricted Stock resulting from the termination of Participant’s status as a Service Provider (for any reason whatsoever whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is a Service Provider or the terms of Participant’s employment or service agreement, if any) or the occurrence of a Milestone Deadline, and in consideration of the grant of the Shares of Restricted Stock to which Participant is otherwise not entitled, Participant irrevocably agrees never to institute any claim against the Company, any Parent or Subsidiary or the Employer, waives his or her ability, if any, to bring any such claim, and releases the Company, any Parent or Subsidiary and the Employer from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Participant shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim.
11.No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the Shares of Restricted Stock. Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.
12.Data Privacy. Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Award Agreement and any other Restricted Stock grant materials by and among, as applicable, the Employer, the Company and any Parent or Subsidiary for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.

Participant understands that the Company and the Employer may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Shares of Restricted Stock or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.
Participant understands that Data will be transferred to a stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country of operation (e.g., the United States) may have different data privacy laws and protections than Participant’s country. Participant understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. Participant authorizes the Company, any stock plan service provider selected by the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan. Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands if he or she resides outside the United States, he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Further, Participant understands that he or she is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke his or her consent, his or her status as a Service Provider and career with the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing Participant’s consent is that the Company would not be able to grant Participant Shares of Restricted Stock or other equity awards or administer or maintain such awards. Therefore, Participant understands that refusing or withdrawing his or her consent may affect Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that he or she may contact his or her local human resources representative.
13.Address for Notices. Any notice to be given to the Company under the terms of this Award Agreement will be addressed to the Company at Juno Therapeutics, Inc., 400 Dexter Avenue North, Suite 1200, Seattle, WA 98109, or at such other address as the Company may hereafter designate in writing.
14.Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to the Shares of Restricted Stock awarded under the Plan or future Shares of Restricted Stock that may be awarded under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.
15.No Waiver. Either party’s failure to enforce any provision or provisions of this Award Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party from thereafter enforcing each and every other provision of this Award Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.
16.Successors and Assigns. The Company may assign any of its rights under this Award Agreement to single or multiple assignees, and this Award Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Award Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns. The rights and obligations of Participant under this Award Agreement may only be assigned with the prior written consent of the Company.
17.Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration, qualification or rule compliance of the Shares upon any securities exchange or under any state, federal or foreign law, the tax code and related regulations or under the rulings or regulations of the United States Securities and Exchange Commission or any other governmental regulatory body or the clearance, consent or approval of the United States Securities and Exchange Commission or any other governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Participant (or his or her estate) hereunder, such issuance will not occur unless and until such listing, registration, qualification, rule compliance, clearance, consent or approval will have been completed, effected or obtained free of any conditions not acceptable to the

Company. Subject to the terms of this Award Agreement and the Plan, the Company shall not be required to issue any certificate or certificates for Shares hereunder prior to the lapse of such reasonable period of time following the date of grant of the Shares of Restricted Stock as the Administrator may establish from time to time for reasons of administrative convenience.
18.Language. If Participant has received this Award Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
19.Interpretation. The Administrator will have the power to interpret the Plan and this Award Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Shares of Restricted Stock have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. Neither the Administrator nor any person acting on behalf of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Award Agreement.
20.Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.
21.Modifications to the Agreement. This Award Agreement constitutes the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting this Award Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Award Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Award Agreement, the Company reserves the right to revise this Award Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A in connection to this Award of Restricted Stock.
22.Governing Law and Venue. This Award Agreement will be governed by the laws of Washington, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under the Shares of Restricted Stock or this Award Agreement, the parties hereby submit to and consent to the jurisdiction of the State of Washington, and agree that such litigation will be conducted in the courts of Seattle, Washington or the federal courts for the United States for the District of Washington, and no other courts.
23.Agreement Severable. In the event that any provision in this Award Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Award Agreement.
24.Amendment, Suspension or Termination of the Plan. By accepting this Award, Participant expressly warrants that he or she has received Shares of Restricted Stock under the Plan, and has received, read and understood a description of the Plan. Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.

25.Entire Agreement. The Plan is incorporated herein by reference. The Plan and this Award Agreement (including the exhibits referenced herein) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and Participant.

EXHIBIT A-1
ASSIGNMENT SEPARATE FROM CERTIFICATE
FOR VALUE RECEIVED I, «Name», hereby sell, assign and transfer unto Juno Therapeutics, Inc. _____________ shares of the Common Stock of Juno Therapeutics, Inc. standing in my name on the books of said corporation represented by Certificate No. _____ / Book Lot No. _____ herewith and do hereby irrevocably constitute and appoint __________________________ to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.
This Stock Assignment may be used only in accordance with the Restricted Stock Agreement between Juno Therapeutics, Inc. and the undersigned dated <award_date>.

Dated: _______________,____        Signature:

INSTRUCTIONS: Please do not fill in any blanks other than the signature line. The purpose of this assignment is to enable the Company to transfer the Unvested Shares of Restricted Stock to the Company upon Participant’s termination as a Service Provider or the occurrence of a Milestone Deadline, without requiring additional signatures on the part of Participant.

EXHIBIT A-2
JOINT ESCROW INSTRUCTIONS
<award_date>
Assistant Corporate Secretary
Juno Therapeutics, Inc.
400 Dexter Avenue North, Suite 1200
Seattle, WA 98109
Dear Zachary Hale:
As Escrow Agent for both Juno Therapeutics, Inc. (the “Company”), and the undersigned recipient of stock of the Company (the “Participant”), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Restricted Stock Agreement (the “Agreement”) between the Company and the undersigned, in accordance with the following instructions:
1.At the closing, you are directed (a) to date the stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver the stock assignments, together with the certificate evidencing the shares of stock to be transferred, to the Company or its assignee.
2.Participant irrevocably authorizes the Company to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as defined in the Agreement. Participant does hereby irrevocably constitute and appoint you as Participant’s attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and to complete any transaction herein contemplated, including but not limited to the filing with any applicable state blue sky authority of any required applications for consent to, or notice of transfer of, the securities. Subject to the provisions of this paragraph 2, Participant shall exercise all rights and privileges of a stockholder of the Company while the stock is held by you.
3.Upon written request of the Participant, but no more than once per calendar year, unless the shares are forfeited, you shall deliver to Participant a certificate or certificates representing so many shares of stock that have vested. Within one hundred and twenty (120) days after cessation of Participant’s continuous employment by or services to the Company, or any parent or subsidiary of the Company, you shall deliver to Participant a certificate or certificates representing the aggregate number of shares held or issued pursuant to the Agreement that have vested. Upon any forfeiture of such shares, you shall deliver or electronically transfer such shares to the Company.
4.If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Participant, you shall deliver all of the same to Participant and shall be discharged of all further obligations hereunder.

5.Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.
6.You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Participant while acting in good faith, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.
7.You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.
8.You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.
9.You shall not be liable for the outlawing of any rights under the Statute of Limitations with respect to these Joint Escrow Instructions or any documents deposited with you.
10.You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.
11.Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be an officer or agent of the Company or if you shall resign by written notice to each party. In the event of any such termination, the Company shall appoint a successor Escrow Agent.
12.If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.
13.It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

14.Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses or at such other addresses as a party may designate by ten (10) days advance written notice to each of the other parties hereto.
15.By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.
16.This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.
17.These Joint Escrow Instructions shall be governed by the internal substantive laws, but not the choice of law rules, of Washington.

PARTICIPANT        JUNO THERAPEUTICS, INC.

Signature        By

Print Name        Print Name

            Title

Residence Address
ESCROW AGENT

Assistant Corporate Secretary
Dated:

EXHIBIT A-3
ELECTION UNDER SECTION 83(b)
OF THE INTERNAL REVENUE CODE OF 1986
The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in taxpayer’s gross income or alternative minimum taxable income, as the case may be, for the current taxable year the amount of any compensation taxable to taxpayer in connection with taxpayer’s receipt of the property described below.

1.	The name, address, taxpayer identification number and taxable year of the undersigned are as follows:
NAME: ________________________________     SPOUSE: __________________________
ADDRESS: ________________________________
________________________________
TAXPAYER IDENTIFICATION NO.: _____________________ TAXABLE YEAR: ________

2.	The property with respect to which the election is made is described as follows: __________ shares (the “Shares”) of the Common Stock of Juno Therapeutics, Inc. (the “Company”).

3.	The date on which the property was transferred is:___________________ ,______.

4.	The property is subject to the following restrictions:
The Shares may not be transferred and are subject to forfeiture under the terms of an agreement between the taxpayer and the Company. These restrictions lapse upon the satisfaction of certain conditions contained in such agreement.

5.	The Fair Market Value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms shall never lapse, of such property is: $_________________.

6.	The amount (if any) paid for such property is: $_________________.
The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned’s receipt of the above-described property. The transferee of such property is the person performing the services in connection with the transfer of said property.
The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner.
Dated: ______________________, _____
Taxpayer
The undersigned spouse of taxpayer joins in this election.
Dated: ______________________, _____
Spouse of Taxpayer